As filed with the Securities and Exchange Commission on August 10, 2009
Registration No.      -

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-076120 (I.R.S. Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey (Address of Principal Executive Offices)	07417-1880 (Zip Code)
2004 EMPLOYEE AND DIRECTOR
EQUITY-BASED COMPENSATION PLAN
(Full title of the plan)
Jeffrey S. Sherman
Vice President and General Counsel
1 Becton Drive, Franklin Lakes, New Jersey 07417-1880
(Name and address of agent for service)
(201) 847-3223
(Telephone number, including area code,
of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share(2)	price(2)	registration fee
Common Stock, $1.00 par value	1,000,000 shares	$64.90	$64,900,000	$3,621.42

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1), based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on August 3, 2009.

SIGNATURES
EX-4
EX-5
EX-23.A

EXPLANATORY NOTE
          A Registration Statement was filed on August 13, 2004 (Registration No. 333-118235) (the “Prior Registration Statement”), to register under the Securities Act of 1933, among other things, shares of Becton, Dickinson and Company common stock, par value $1.00 per share (the “Common Stock”), issuable under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan (the “Plan”). This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 1,000,000 shares of Common Stock that are issuable under the Plan at any time or from time to time.
INFORMATION INCORPORATED BY REFERENCE
          Pursuant to General Instruction E to Form S-8, Becton, Dickinson and Company hereby incorporates by reference the contents of the Prior Registration Statement.
EXHIBITS

Exhibit Number

4	2004 Employee and Director Equity-Based Compensation Plan, as amended and restated as of November 25, 2008

5	Opinion of Jeffrey S. Sherman, Esq.

23(a)	Consent of Ernst & Young

23(b)	Consent of Jeffrey S. Sherman (included in the opinion filed herewith as Exhibit 5)

24	Powers of Attorney (included on signature page)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on the 10th day of August, 2009.

BECTON, DICKINSON AND COMPANY
By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Senior Vice President and General Counsel

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Jeffrey S. Sherman, Dean J. Paranicas and Gary DeFazio, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable Becton, Dickinson and Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of August, 2009.

Signature	Title

/s/ Edward J. Ludwig Edward J. Ludwig	Director, Chairman and Chief Executive Officer Principal Executive Officer

/s/ David V. Elkins David V. Elkins	Executive Vice President and Chief Financial Officer Principal Financial Officer

/s/ Robert G. Oliynik Robert G. Oliynik	Vice President and Controller Principal Accounting Officer

Signature	Title

/s/ Basil L. Anderson Basil L. Anderson	Director

/s/ Henry P. Becton, Jr. Henry P. Becton, Jr.	Director

/s/ Edward F. DeGraan Edward F. DeGraan	Director

/s/ Claire M. Fraser-Liggett Claire M. Fraser-Liggett	Director

/s/ Marshall O. Larsen Marshall O. Larsen	Director

/s/ Adel A.F. Mahmoud Adel A.F. Mahmoud	Director

/s/ Gary A. Mecklenberg Gary A. Mecklenberg	Director

/s/ Cathy E. Minehan Cathy E. Minehan	Director

/s/ James F. Orr James F. Orr	Director

/s/ Willard J. Overlock, Jr. Willard J. Overlock, Jr.	Director

/s/ Bertram L. Scott Bertram L. Scott	Director

/s/ Alfred Sommer Alfred Sommer	Director